Exhibit 99.1

Hercules’ Portfolio Update for Q3 2016 Highlights Continued Execution of Its Portfolio and Earnings Growth Strategy

•	Closed New Debt and Equity Commitments for Q3 2016 of $178.0 million including five (5) new portfolio companies

•	Unscheduled Principal Repayments “Early Pay-offs” for Q3 2016 of $84.2 million

•	One portfolio company successfully completed its IPO debut

•	Four (4) Hercules’ portfolio companies currently in IPO Registration

•	Five (5) completed or announced portfolio company IPOs or M&A liquidity events during Q3 2016

PALO ALTO, Calif., October 5, 2016 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty financing provider to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today provided its portfolio update for Q3 2016.

“Hercules Capital achieved another solid quarter of new originations and fundings as we continue to build our debt investment portfolio to our desired target of $1.35 billion,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “While Q3 is normally our seasonally softest calendar quarter, our team continued to execute our ‘slow and steady’ growth and origination strategy achieving nearly $180 million of new commitments, including five new innovative venture growth stage technology and life sciences companies, backed by some of the leading venture capital firms in the U.S. The success of our origination team is a reflection of our strong brand and reputation within the venture capital and entrepreneurial communities.”

Henriquez continued, “During the quarter, we also witnessed a healthy pick up in M&A activities with four companies announcing or completing M&A events, further bolstering our growing earnings spillover, as we look to harvest those capital gains for potential future distributions to our shareholders. We were also excited to see one of our portfolio companies, TPI Composites (NASDAQ: TPIC), successfully complete its IPO and become part of the Russell 2000 Index as it had nearly doubled its market capitalization prior to that event. During the quarter we were also able to bolster our liquidity and strengthen our balance sheet, positioning us well for the fourth quarter as we work to convert this strong liquidity into new interest-earning investments in a methodical fashion across our key investment markets driving additional growth in our debt investment portfolio.”

New Debt and Equity Commitments for Q3 2016

As of September 30, 2016, Hercules has originated $178.0 million of debt and equity commitments to new and existing portfolio companies.

Five (5) new commitments to innovative venture growth stage companies:

Technology Portfolio – $45.0 Million

•	$25.0 million to a technology developer of enterprise analytics focused on customer and employee interactions and behaviors

•	$20.0 million to a software developer that designs a leading application for note taking, organizing and archiving

Life Sciences Portfolio – $85.0 Million

•	$35.0 million to a pharmaceuticals sales and distribution company

•	$30.0 million to a physician management and technology company that provides physician practice management and population health technology

•	$20.0 million to a biopharmaceutical company dedicated to developing therapeutics that address important unmet medical needs in otolaryngology

New Commitments to Existing Portfolio Companies – $48.0 Million

Unscheduled Principal Repayments “Early Pay-Offs:”

As of September 30, 2016, Hercules received $84.2 million in unscheduled principal repayments “early pay-offs.”

Portfolio Company IPO and M&A Activity in Q3 2016:

IPO Activities

1.	TPI Composites, Inc., (NASDAQ: TPIC) the largest U.S.-based independent manufacturer of composite wind blades for the wind energy market, raised $69.0 million by offering 6.25 million shares of its common stock at $11.00 per share in July 2016. Hercules committed a total of $20.0 million in two (2) venture debt financings to TPI Composites beginning in June 2013. Hercules held warrants for 160 shares of Preferred Series B stock as of June 30, 2016, which represents an unrealized gain of approximately $1.2 million as of the closing price of $18.47 for TPI Composites on September 14, 2016.

2.	As of September 30, 2016, Hercules held warrant and equity positions in four (4) portfolio companies that had filed Registration Statements in contemplation of a potential IPO, including:

•	Four companies filed confidentially under the JOBS Act

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activities

1.	Celator Pharmaceuticals, Inc. (NASDAQ: CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, was acquired by Jazz Pharmaceuticals, Inc. (NASDAQ: JAZZ), an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs, for $30.25 per share. The transaction closed on July 12, 2016. Hercules initially committed $15.0 million in venture debt financing to Celator Pharmaceuticals in May 2014. The Company recognized a net realized gain of approximately $1.5 million from the sale of shares, generating a fully realized internal rate of return (“IRR”) of approximately 19.8% from its loan repayments and equity/warrant gains.

2.	ReachLocal, Inc. (NASDAQ: RLOC), a leader in powering online marketing, helping local businesses grow and operate their business better with leading technology and expert service, was acquired by Gannett Co., Inc., (NYSE: GCI), a next-generation media company committed to strengthening communities across the company’s network, for $4.60 per share in cash, via a tender offer. The transaction closed on August 9, 2016. Hercules initially committed $25.0 million in venture debt financing to ReachLocal in April 2015. The Company recognized a net realized gain of $610,000 from the transaction, generating a fully realized IRR of approximately 24.1% from its loan repayments and equity/warrant gains.

3.	TouchCommerce, a technology partner and leader in digital customer service and engagement solutions, was acquired by Nuance Communications, Inc. (NASDAQ: NUAN), a leading provider of voice and language solutions for businesses and consumers around the world, for $215.0 million in total consideration. The transaction closed on August 16, 2016. Hercules committed a total of $18.0 million in three (3) venture debt financings to TouchCommerce beginning in June 2013. Hercules held warrants for 2.3 million shares of Preferred Series E stock, as of June 30, 2016, which represents a realized gain of approximately $698,000 and an unrealized gain of approximately $770,000 as of the closing price of $14.46 for Nuance Communications on September 14, 2016.

4.	IronPlanet, a leading online marketplace for used heavy equipment and other durable assets, announced that it had entered into a definitive agreement on August 29, 2016 under which Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA), the world’s largest industrial auctioneer and a leading equipment distributor, will acquire IronPlanet for approximately US $758.5 million, subject to customary closing adjustments. Hercules initially committed $37.5 million in venture debt financing to IronPlanet in October 2014. Hercules currently holds warrants for 1.2 million shares of Preferred Series D stock, as of June 30, 2016.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broadly diversified variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.1 billion to over 350 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of:

•	7.00% Unsecured Notes due April 2019, NYSE listed under the symbols “HTGZ,”

•	7.00% Unsecured Notes due September 2019, NYSE listed under the symbols “HTGY,” and

•	6.25% Unsecured Notes due July 2024, NYSE listed under the symbols “HTGX.”

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com